Exhibit 99.2

JT POWER GROUP

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2012

INDEPENDENT AUDITORS’ REPORT

To the Member

JT Power Group

Boynton Beach, FL

Report on the Financial Statements

We have audited the accompanying consolidated balance sheet of JT Power Group as of December 31, 2012 and the related consolidated statements of operations, owner’s deficiency and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of JT Power Group as of December 31, 2012, and the consolidated results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, has an owner’s deficiency and has significant amounts of non recourse debt in default. Management’s plans in regard to these matters are also described in Note 2.  Our opinion is not modified with respect to this matter.

/s/ Marcum LLP
West Palm Beach, FL
April 30, 2013

JT POWER GROUP

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2012

Assets

Current Assets
Cash	$490,709
Restricted cash	209,547
Accounts receivable, net of allowance for doubtful accounts of approximately $6,699,000	1,685,509
Inventories	3,706,240
Repair costs on consignment inventories	722,257
Current portion of due from related party	60,000

Total Current Assets		$6,874,262

Property and Equipment, Net		135,896
Deposits		63,873
Due from Related Party, Net of Current Portion		258,966
Investment in Affiliate, at Cost		97,291

Total Assets		$7,430,288

The accompanying notes are an integral part of these consolidated financial statements.

JT POWER GROUP

CONSOLIDATED BALANCE SHEET (CONTINUED)

DECEMBER 31, 2012

Liabilities and Owner’s Deficiency

Current Liabilities
Accounts payable and accrued expenses	$1,498,461
Due to affiliate	748,327
Customer deposits	300,000
Due to primary creditor	13,549,247
Current portion of capital lease obligation	5,962
Current portion of related party note payable	108,955

Total Current Liabilities		$16,210,952

Related Party Note Payable, Net of Current Portion		1,115,483
Capital Lease Obligation Net of Current Portion		14,469
Deferred Rent Liability		355,523

Total Liabilities		17,696,427

Owner’s Deficiency
Noncontrolling Interest	27,596
Members’ Deficiency	(10,293,735)

Total Owner’s Deficiency		(10,266,139)

Total Liabilities and Owner’s Deficiency		$7,430,288

The accompanying notes are an integral part of these consolidated financial statements.

JT POWER GROUP

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

Revenues
Jet engines, airframes and parts	$3,906,382
Consignment	3,733,490

Total Revenues		$7,639,872

Cost of Sales
Jet engines, airframes and parts	4,020,674
Inventory valuation adjustment	6,192,298
Repair costs on consignment inventories	2,208,506

Total Cost of Sales		12,421,478

Gross Margin Deficit		(4,781,606)

Operating Costs and Expenses
Loss on impairment of property and equipment	7,526,252
Salaries and benefits	1,402,760
Rent	668,861
Consulting	334,814
Insurance	318,221
Provision for bad debt	263,096
Miscellaneous and moving expenses	258,336
Travel and entertainment	222,677
Legal	148,581
Shipping and handling	119,598
Accounting	90,937
Utilities	73,746
Office expenses	68,999
Computer	61,086
Depreciation	52,500
Taxes	34,609
Repairs and maintenance	34,023
Bank charges	27,187
Advertising	14,664
Commissions	8,224

Total Operating Costs and Expenses		$11,729,171

The accompanying notes are an integral part of these consolidated financial statements.

JT POWER GROUP

CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2012

Loss from Operations		$(16,510,777)

Other Income (Expense)
Gain on forgiveness of debt	$29,549,948
Loss on disposal of property and equipment	(9,221)
Interest expense	(746,132)
Interest expense - related party	(63,560)
Other income	276,487

Total Other Income (Expense)		29,007,522

Net Income		12,496,745

Net Income Attributable to Noncontrolling Interest in Variable Interest Entity		27,596

Net Income Attributable to JT Power, LLC and Subsidiaries		$12,469,149

The accompanying notes are an integral part of these consolidated financial statements.

JT POWER GROUP

CONSOLIDATED STATEMENT OF OWNERS’ DEFICIENCY

FOR THE YEAR ENDED DECEMBER 31, 2012

	Members’	Noncontrolling
	Deficiency	Interest	Total

Balance - December 31, 2011	$(21,880,501)	$—	$(21,880,501)

Deconsolidation of AMI on January 1, 2012	(219,901)	—	(219,901)

Net income	12,469,149	27,596	12,496,745

Distributions	(662,482)	—	(662,482)

Balance - December 31, 2012	$(10,293,735)	$27,596	$(10,266,139)

The accompanying notes are an integral part of these consolidated financial statements.

JT POWER GROUP

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012

Cash Flows From Operating Activities
Net income		$12,496,745
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Loss on impairment of property and equipment	$7,526,252
Inventory valuation adjustment	6,192,298
Depreciation	52,500
Provision for bad debt	263,096
Loss on disposal of property and equipment	9,221
Gain on forgiveness of debt	(29,549,948)
Deferred rent	255,523
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash	(57,971)
Accounts receivable	2,246,416
Inventories	678,275
Repair costs on consignment inventories	1,068,003
Deposits and prepaid expenses	30,353
Increase (decrease) in:
Accounts payable and accrued expenses	(1,121,330)
Due to affiliate related to consignment sales	748,327
Deferred rent liability	100,000

Total Adjustments		(11,558,985)

Net Cash and Cash Equivalents Provided By Operating Activities		937,760

Cash Flows From Investing Activities
Increase in due from related party	(1,614)
Acquisition of property and equipment	(47,083)
Investment in affiliate	(97,291)

Net Cash and Cash Equivalents Used In Investing Activities		(145,988)

The accompanying notes are an integral part of these consolidated financial statements.

JT POWER GROUP

CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2012

Cash Flows From Financing Activities
Member distributions	$(662,482)
Principal payments on capital lease obligation	(5,076)
Principal payments on related party note payable	(77,562)

Net Cash and Cash Equivalents Used in Financing Activities		$(745,120)

Net Increase in Cash and Cash Equivalents		46,652

Cash and Cash Equivalents - Beginning		444,057

Cash and Cash Equivalents - Ending		$490,709

Supplemental Disclosures of Cash Flow Information
Income tax paid		$—
Interest paid		$661,804

Non-Cash Investing and Financing Activities
Deconsolidation of AMI		$219,901

Transfer of property and equipment to inventories		$855,000

Repayment of amount due to primary creditor with proceeds from sale of inventories		$995,000

Payment of fixed asset acquisitions by primary creditor		$261,556

Property and equipment financed through capital lease obligation		$25,507

Repayment of amount due to primary creditor using proceeds from collection on receivables		$722,646

The accompanying notes are an integral part of these consolidated financial statements.

JT POWER GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2012

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE BUSINESS

JT Power, LLC (“JT Power”) commenced operations on January 26, 2004 under the laws of the State of California as a limited liability company. During 2012, the Company moved its headquarters from Poway, California to Boynton Beach, Florida. As of December 31, 2012, JT Power’s wholly owned subsidiaries include:

•                  JT Power Megatron 10, LLC

•                  JT Power Megatron 12, LLC

•                  JT Power Megatron 14, LLC

•                  JT Power Megatron 16, LLC

•                  JT Power Daedalus 1, LLC

•                  JT Power Daedalus 2, LLC

•                  JT Power Daedalus 3, LLC

•                  AWPW1, LLC

The Company through its wholly owned subsidiaries supplies products and services to the global aviation and aerospace industry.  The Company focuses primarily on selling jet engine parts.

REPORTING ENTITY

The consolidated financial statements of JT Power Group include the accounts of JT Power, its wholly owned subsidiaries and AW Aviation Investments, LLC (“AW Aviation”), a commonly owned affiliate required to be consolidated in accordance with generally accepted accounting principles (collectively the “Company”).  All significant intercompany transactions and balances have been eliminated in consolidation.

DECONSOLIDATION OF SUBSIDIARY

The Company maintained a 51% interest in Aviation Management, Inc. (“AMI”) as of December 31, 2011. On January 1, 2012, JT Power assigned its 51% interest in Aviation Management, Inc. to its managing member individually and no longer maintained an ownership interest in AMI. Accordingly, the Company’s investment in AMI is recorded as deconsolidation of Aviation Management Inc. in the accompanying consolidated statement of deficiency. Amounts due from AMI are recorded as due from related party on the accompanying consolidated balance sheet (see Note 6).

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONSOLIDATION OF VARIABLE INTEREST ENTITY

The Company follows guidance which requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity.  This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has (i) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance, and (ii) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  In addition, this guidance (i) requires ongoing assessments of whether an entity is the primary beneficiary of a variable interest entity, (ii) eliminates the quantitative approach for determining the primary beneficiary of a variable interest entity, (iii) and amends certain guidance for determining whether an entity is a variable interest entity.

JT Power purchases inventories and pays certain costs on behalf of AW Aviation, an affiliate under common control. In addition, AW Aviation does not have any employees and any sales to customers are generated through JT Power.  AW Aviation meets the definition of a variable interest entity and JT Power is the primary beneficiary, thereby in accordance with the consolidation accounting guidance, AW Aviation is included in the Company’s consolidated financial statements.

AW Aviation assets consist of accounts receivable, inventories and investments in affiliate totaling approximately $816,000 as of December 31, 2012. AW Aviation does not have any liabilities as of December 31, 2012.

REVENUE RECOGNITION

Revenue is recognized when all of the following conditions exist:  (i) persuasive evidence of an arrangement exists (ii) delivery has occurred (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. Revenue is recognized based on the shipping terms as agreed to by the customer. The Company does not offer a right of return.

Consignment revenues represent fees earned on sales of consigned inventories maintained by the Company. Fees earned vary based on the respective consignment agreement and certain repair costs incurred on behalf of the consignor are recognized in revenue and cost of sales prior to calculating the consignment fee, as defined.

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

The consignment agreements expire at various times through 2015 and include renewal terms as defined in the respective agreement. Approximately $317,000 was due to consignors as of December 31, 2012 which is presented in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

INVENTORIES

Inventories consist primarily of jet engines, airframes and parts and are valued at the lower of cost, with cost determined using the specific identification method, or market. The Company regularly reviews inventory on hand and writes down to its net realizable value any inventory believed to be impaired.

During 2012, the Company recorded charges of approximately $6,192,000 to write down inventories to their estimated net realizable value as of December 31, 2012. The impairment charge is recorded in cost of sales as inventory valuation adjustment on the accompanying consolidated statement of operations.

REPAIR COSTS ON CONSIGNMENT INVENTORIES

Repair costs incurred on consignment inventories on behalf of the consignor are capitalized and recorded as repair costs on consignment inventories in the accompanying consolidated balance sheet. When consigned jet engine parts are shipped to the customer, any repair costs associated with the part are reduced from repair costs on consignment inventories and charged to cost of sales in the accompanying consolidated statement of operations.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Maintenance and repairs are expensed as incurred; expenditures that enhance the value of property or extend their useful lives are capitalized. When assets are sold or returned, the cost and the related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS

The Company evaluates its long-lived assets for possible impairment whenever circumstances indicate that the carrying amount of the asset, or related group of assets, may not be recoverable from estimated future cash flows in accordance with accounting guidance.  If circumstances suggest the recorded amounts cannot be recovered, based upon estimated future undiscounted cash flows, the carrying values of such assets are reduced to fair value.

Prior to the year ended December 31, 2012, the Company leased jet engines and aircraft under operating lease agreements which was recorded in property and equipment in the accompanying consolidated balance sheet. The Company conducted an impairment evaluation and the remaining engines and aircraft were determined to be impaired resulting in an impairment charge of approximately $7,526,000 for the year ended December 31, 2012 which is presented in loss on impairment of property and equipment in the consolidated statement of operations.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and cash equivalents and accounts receivable.

CASH AND CASH EQUIVALENTS

The Company maintains its cash and cash equivalents with financial institutions which balances from time to time, may exceed the federally insured limits. Federally insured limits are $250,000 for interest and non-interest bearing deposits. At December 31, 2012, approximately $307,000 was in excess of federally insured limits.

ACCOUNTS RECEIVABLE

The Company does business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral.  Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer.  The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

INCOME TAXES

For federal income tax purposes, the Company is not subject to income taxes in any jurisdiction.  The managing member is responsible for the tax liability, if any, related to the Company’s taxable income. For state income tax purposes, California law requires a minimum annual tax of $800 in addition to a fee based on total revenue.  The Company and its subsidiaries have net operating losses to offset any income tax expense in the current year, accordingly, no provision for state income taxes is made in the consolidated financial statements.

The Company has concluded that JT Power, its wholly owned subsidiaries and AW Aviation are pass-through entities and there are no uncertain tax positions that would require recognition in the consolidated financial statements.  If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors.   Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date of filing and the current and prior three years remain subject to examination as of December 31, 2012.

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OPERATING LEASES

Rent expense for operating leases which contain escalating rental clauses and certain rent abatement provisions and incentives is recorded on a straight-line basis over the lease term. The difference between rent expense and rent paid is recorded as a deferred rent liability in the accompanying consolidated balance sheet. The deferred rent liability was approximately $356,000 as of December 31, 2012.

ADVERTISING COSTS

Advertising costs are charged to expense as incurred. Total advertising costs were approximately $15,000 for the year ended December 31, 2012.

SHIPPING AND HANDLING

Shipping and handling costs are charged to expense as incurred and amounted to approximately $120,000 for the year ended December 31, 2012 which is presented in shipping and handling expenses in the accompanying consolidated statement of operations.

SUBSEQUENT EVENTS

The Companies have evaluated subsequent events through April 30, 2013, which is the date the consolidated financial statements were available to be issued.

NOTE 2 —LIQUIDITY AND PROFITABILITY CONSIDERATIONS

OVERVIEW

As reflected in the accompanying consolidated balance sheet, the Company had owner’s deficiency of approximately $10,300,000 and a working capital deficiency of approximately $9,300,000 primarily related to approximately $13,600,000 due to its primary creditor (“Primary Creditor”) (see Note 5) as of December 31, 2012. The Company is currently in default under the amounts Due to Primary Creditor. The amounts Due to Primary Creditor are non-recourse to the general credit of JT Power, LLC.

NOTE 2 —LIQUIDITY AND PROFITABILITY CONSIDERATIONS (CONTINUED)

OVERVIEW (CONTINUED)

During the year ended December 31, 2012, Primary Creditor forgave the following amounts due under certain notes payable agreements:

Amount
JT Power Megatron 9, LLC	$6,987,885
JT Power Megatron 10, LLC	5,643,275
JT Power Megatron 12, LLC	15,068,238
JT Power Megatron 14, LLC	1,390,951
JT Power Megatron 16, LLC	459,599

Gain on Forgiveness of Debt	$29,549,948

All assets in JT Power Megatron 9, LLC were sold during the year and proceeds from the sales were used to pay down the outstanding amount Due to Primary Creditor. The remaining balance was forgiven by Primary Creditor during 2012. In addition, during the year ended December 31, 2012, the Company collected the outstanding financed receivable on JT Power Megatron 15, LLC and proceeds were used to pay off the amount Due to Primary Creditor. These entities were legally dissolved in late 2012.

In addition, during the year ended December 31, 2011,  Primary Creditor foreclosed on certain wholly owned subsidiaries of the Company and assets from the foreclosed entities became the property of Primary Creditor and are being sold on a consignment basis through the Company. During the year ended December 31, 2012, net sales from this consigned inventory totaled approximately $688,000 and receipts from the sales were used to pay certain operating costs of the Company.

Management’s plans with regard to these matters encompass the following actions:

EQUITY CAPITAL

The Company’s business plan includes raising additional funds from its managing member or through certain other parties to provide working capital and expansion of its business operations.

NOTE 2 —LIQUIDITY AND PROFITABILITY CONSIDERATIONS (CONTINUED)

RESTRUCTURING OF AMOUNTS DUE TO PRIMARY CREDITOR

The Company is currently in negotiations with Primary Creditor to purchase all Primary Creditor related inventories and settle the outstanding amounts Due to Primary Creditor. Management expects the settlement will be finalized during the year ended December 31, 2013 and believes the settlement provides the Company excess liquidity and will restore the positive equity position of the Company.

PROFITABILITY

During the year ended December 31, 2012, the Company incurred additional costs as a result of the relocation of its headquarters from California to Boynton Beach, Florida.  Management believes the full effects from the move, including reduced operating costs related to rent, payroll, utilities and taxes, will provide for increased profitability in the future.

SUMMARY

Management believes that the actions presently being taken by the Company will provide sufficient liquidity for the Company to continue to execute its business plan. However, there can be no assurances that management’s plans will be achieved.

NOTE 3 — PROPERTY AND EQUIPMENT, NET

		Estimated
	Amount	Useful Lives
Furniture and fixtures	$200,225	5-7 years
Computer equipment and software	151,955	3 years
	352,180
Less: accumulated depreciation	(216,284)

Property and Equipment, Net	$135,896

Depreciation expense was approximately $53,000 for the year ended December 31, 2012.

NOTE 4 —RESTRICTED CASH

The Company is required to maintain bank accounts (the “Control Accounts”) under the control of its Primary Creditor. Customer payments are deposited directly into the Control Accounts and used to pay consignor fees and interest and principal on the notes payable. Approximately $210,000 was in restricted cash as of December 31, 2012.

NOTE 5 — DUE TO PRIMARY CREDITOR

The amounts due to JT Power’s primary creditor (“Primary Creditor”) as of December 31, 2012 include the following which are non recourse to the general credit of JT Power.

The Company is in default under the JT Power Megatron 12, LLC note payable agreement and outstanding principal and interest totaling $15,068,238 was forgiven by Primary Creditor as of December 31, 2012 (see Note 2). The remaining balance no longer accrues interest, is due on demand and is secured by certain inventories and the outstanding insurance settlement (see Note 7).	$1,323,507

The Company is in default under the JT Power Megatron 10, LLC note payable agreement and outstanding principal and interest totaling $5,643,275 was forgiven by Primary Creditor as of December 31, 2012 (see Note 2). The remaining balance no longer accrues interest, is due on demand and is secured by certain inventories.	375,000

The Company is in default under the JT Power Megatron 14, LLC note payable agreement and outstanding principal and interest totaling $1,390,951 was forgiven by Primary Creditor as of December 31, 2012 (see Note 2). The remaining balance no longer accrues interest and is due on demand.	3,843,738

The Company is in default under the JT Power Megatron 16, LLC note payable agreement and outstanding principal and interest totaling $459,599 was forgiven by Primary Creditor as of December 31, 2012 (see Note 2). The remaining balance no longer accrues interest and is due on demand.	1,156,262

Subtotal (Forward)	$6,698,507

NOTE 5 — DUE TO PRIMARY CREDITOR

Subtotal (Forward)	$6,698,507

The Company is in default under the JT Power Daedalus 3, LLC note payable agreement and outstanding principal and interest are due on demand (see Note 2). Interest accrues at 13% per annum. The note payable is secured by the assets of JT Power Daedalus 3, LLC and contains certain cross default provisions with the other Daedalus entities as defined.	1,412,916

The Company is in default under the JT Power Daedalus 2, LLC note payable agreement and outstanding principal and interest are due on demand (see Note 2). Interest accrues at 13% per annum. The note payable is secured by the assets of JT Power Daedalus 2, LLC and contains certain cross default provisions with the other Daedalus entities as defined.	3,923,098

The Company is in default under the JT Power Daedalus 1, LLC note payable agreement and outstanding principal and interest are due on demand (see Note 2). Interest accrues at 13% per annum. The note payable is secured by substantially all of the assets of JT Power Daedalus 1, LLC and contains certain cross default provisions with the other Daedalus entities as defined.	92,053

Service Fee Advances and Accounts Payable	1,282,276

Interest Payable	140,397

Total Due to Primary Creditor	$13,549,247

NOTE 6 — RELATED PARTY TRANSACTIONS

DUE FROM AVIATION MANAGEMENT, INC.

The Company does business with Aviation Management, Inc. (“AMI”), an entity with common ownership which qualifies as a variable interest entity (see Note 1).  The managing member individually, not the Company, bears exposure to losses and maintains control over AMI and therefore the managing member is determined to be the primary beneficiary of the variable interest entity.  Accordingly, AMI was not consolidated in accordance with generally accepted accounting principles and accounting guidance.  Approximately $319,000 was due from AMI as of December 31, 2012 which is presented as due from related party on the accompanying consolidated balance sheet.

NOTE 6 — RELATED PARTY TRANSACTIONS (CONTINUED)

WILLIS LEASING FINANCE CORPORATION CONSIGNMENT AGREEMENT

The Company maintains inventory of five engines for Willis Leasing Finance Corporation (“WLFC”) under consignment agreements (the “consignment agreements”). The President and CEO of WLFC is a relative of the Company’s managing member and the managing member is also a board member of WLFC. Pursuant to the consignment agreements, the Company receives a commission, as defined, for selling inventories on behalf of WLFC which is recorded as consignment revenues on the accompanying consolidated statement of operations. For the year ended December 31, 2012 consignment revenue related to the sale of WLFC inventories totaled approximately $22,000. Approximately $500 was due from WLFC related to consignment sales as of December 31, 2012.

In accordance with the consignment agreements, the Company guaranteed net proceeds of $4,000,000 to be paid to WLFC over a consecutive four year period ended December 31, 2011.  The Company did not meet the minimum guarantee as of December 31, 2011 and accordingly recorded the shortfall totaling approximately $1,302,000 as of December 31, 2011.

In March 2012, the Company entered into the Omnibus Amendment to the Engine Consignment Agreements (the “Amendment”) and agreed to pay the shortfall over a five year period. Payments of $45,000 including interest at a rate of 6% per annum are payable quarterly with outstanding principal and interest due in March 2017.  The Company incurred interest expense on its related party note payable of approximately $64,000 for the year ended December 31, 2012.  Future maturities of the related party note payable are as follows:

For the Year Ended December 31,	Amount
2013	$108,955
2014	115,638
2015	122,736
2016	130,267
2017	746,842

Total	$1,224,438

In addition, pursuant to the Amendment, the Company agreed to guarantee proceeds from future sales of consigned inventories totaling approximately $223,000 through March 2017.

NOTE 6 — RELATED PARTY TRANSACTIONS (CONTINUED)

WILLIS LEASING FINANCE CORPORATION CONSIGNMENT AGREEMENT (CONTINUED)

If the amount received from sales under the Amendment is less than $223,000, the difference will be added to the final payment due under the related party note payable. Approximately $153,000 is remaining under the guarantee as of December 31, 2012.

AWJR1, LLC CONSIGNMENT AGREEMENT

The Company maintains a consignment agreement with AWJR1, LLC (“AWJR1”), an entity under common ownership. Pursuant to the consignment agreement, the Company receives a commission, as defined, for selling inventories on behalf of AWJR1 which is recorded as consignment revenues on the accompanying consolidated statement of operations. For the year ended December 31, 2012 consignment revenue related to the sale of AWJR1 inventories totaled approximately $122,000. Approximately $2,900 was due from AWJR1 as of December 31, 2012.

INVESTMENT IN AFFILIATE, AT COST

On October 3, 2012 AW Aviation and BasePoint Aviation II, LLC (“BasePoint”) entered into a Limited Liability Company Operating Agreement (the “Agreement”) and formed AWBP, LLC. In accordance with the Agreement, AW Aviation and BasePoint agreed to purchase 10 jet engines for a purchase price of $2,950,000. Capital for the acquisition was provided by BasePoint and BasePoint is required to provide additional capital contributions not to exceed $300,000. AW Aviation maintains the inventories of AWBP, LLC in its warehouse, pays certain costs related to the tear down and repair of the engines on behalf of AWBP, LLC and is entitled to a management fee as defined. BasePoint maintains control over AWBP, LLC and is deemed to be the primary beneficiary of the variable interest entity (see Note 1), accordingly AWBP, LLC is not consolidated in the accompanying consolidated financial statements.

The Company owns 3% of AWBP, LLC at December 31, 2012. As such, the investment is carried at cost and reviewed for impairment annually.

The Company’s investment in AWBP, LLC as of December 31, 2012 was approximately $97,000 which is presented as investment in affiliate on the accompanying consolidated balance sheet. Management fees earned by AW Aviation on sales of AWBP, LLC inventories were approximately $32,000 for the year ended December 31, 2012 which are presented in consignment revenues in the accompanying consolidated statement of operations. Approximately $748,000 was due to AWBP, LLC as of December 31, 2012 related to sales of consigned inventories which is presented as due to affiliate on the accompanying consolidated balance sheet. Approximately $640,000 has been paid to AWBP subsequent to year end.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

During the year ended December 31, 2012, the Company leased office and warehouse space in Poway, California. On August 22, 2012, the Company entered into an early termination agreement with the landlord and agreed to settle the remaining payments due under the remaining lease term net of its security deposit totaling approximately $172,000 which is recorded in rent expense on the accompanying consolidated statement of operations. Payments of $10,728 are payable through January 1, 2014.

In September 2011, the Company entered into a lease agreement for 30,000 square feet of office and warehouse space in Boynton Beach, Florida.  The agreement provides for a $100,000 lease incentive payment for moving expenses incurred from the relocation of its warehouse and office space from Poway, California, includes certain rent abatement provisions and requires monthly payments of $13,125 adjusted annually, as defined, through September 2019.

In June 2012, the Company amended the lease agreement expanding its leased space by approximately 9,600 square feet. The amendment contains certain rent abatement and escalation provisions and requires payments of $4,200 beginning in March 2013. Future minimum payments are estimated as follows:

For the Year Ended December 31,	Amount
2013	$335,000
2014	230,000
2015	226,000
2016	233,000
2017	240,000
Thereafter	425,000

Total	$1,689,000

NOTE 7 — COMMITMENTS AND CONTINGENCIES (CONTINUED)

OPERATING LEASES (CONTINUED)

Rent expense including the early termination settlement was approximately $669,000 for the year ended December 31, 2012.

CAPITAL LEASE OBLIGATION

The Company leases computer equipment requiring monthly payments of approximately $600 under a capital lease obligation expiring in March 2016. The net book value of these capital lease assets are summarized in Note 4.  Future minimum payments under capital leases are approximately $6,000, $6,400, $6,800 and $1,200 for the years ended December 31, 2013, 2014, 2015 and 2016, respectively net of interest of approximately $2,300.

INSURANCE SETTLEMENT

In 2009, an aircraft owned by the Company and operated by an unrelated third party was damaged. The damage was insured by the third party’s insurance carrier and the Company was entitled to proceeds from the insurance claim totaling approximately $808,000 of which $647,000 was received subsequent to year end. The claim was settled during 2013, accordingly income from insurance proceeds will be recorded during the year ended December 31, 2013. Proceeds will be used to pay down the outstanding amount Due to Primary Creditor (see Note 5).

NOTE 8 — MAJOR CUSTOMER

For the year ended December 31, 2012, approximately 20% of gross revenue was from one customer. Approximately $702,000 was due from this customer at December 31, 2012.